Exhibit 99.1

Mallinckrodt plc Reports Second Quarter 2022 Financial Results
and Provides 2022 Financial Guidance

Focused on Advancing Branded Pipeline with Anticipated Launches and Bringing Existing Products to New Markets and Geographies

Committed to Strengthening Balance Sheet, with a Disciplined Capital Allocation Focus; Benefiting from Cash Generation and Significant Liquidity

Appointed New President & CEO and New Board of Directors with Deep Expertise and
Decades of Leadership Experience in Pharmaceuticals, Healthcare and Finance

Conference Call and Webcast Today at 8:30 a.m. ET

DUBLIN, August 11, 2022 – Mallinckrodt plc (OTCMKTS: MNKPF) (“Mallinckrodt” or the “Company”), a global specialty pharmaceutical company, today reported results for the second quarter ended July 1, 2022,1 and provided guidance for full year 2022.

“This quarter represented an important moment for Mallinckrodt as we began the work of turning the business around and moving forward with renewed focus on our patients, products, pipeline and people following the completion of our financial reorganization,” said Siggi Olafsson, President and Chief Executive Officer. “While the Company has faced many challenges, we have a strong foundation and significant potential, which is why I am excited to lead Mallinckrodt alongside the new Board of Directors. Together, we are focused on Mallinckrodt’s future and re-energizing the organization around our shared passion for making an impact on patients’ lives by addressing unmet medical needs. Mallinckrodt today benefits from significant liquidity, meaningful cash flows from operations, a solid U.S. commercial platform and competitive positioning in Critical Care and Immunology. While we have work to do, the foundational pieces are in place to stabilize the core brands and return the business to sustainable growth and profitability over time.”

Mr. Olafsson continued, “Our results for the quarter and our outlook for the year reflect the challenges we continue to face across the business. As we work to chart Mallinckrodt’s path forward, our near-term priorities include strengthening the Company’s balance sheet and continuing to generate strong cash flow; stabilizing our portfolio and maximizing opportunities for our in-market products; and investing strategically in our pipeline with a focus on potential cash contribution and return on investment. We’re confident that by executing on our plans, we can create long-term value for our stakeholders while improving outcomes for patients with severe and critical conditions.”

Second Quarter 2022 Financial Results1

Mallinckrodt’s net sales in the second quarter included $383.7 million in the predecessor period and $85.0 million in the successor period for total net sales in the quarter of $468.7 million, as compared to $546.4 million. This reflects a decrease of 14.2% on a reported basis and 13.8% on a constant currency basis.

The Company’s Specialty Brands segment reported net sales of $247.7 million in the predecessor period and $58.2 million in the successor period for a total of $305.9 million, as compared to $381.5 million. This reflects a decrease of 19.8% on a reported basis and 19.2% on a constant currency basis, primarily due to the impacts of competition on certain products including Acthar® Gel (repository corticotropin injection), INOmax® (nitric oxide) gas and
1 As a result of emerging from Chapter 11, the Company’s second quarter ended July 1, 2022, includes a predecessor period from April 2, 2022, to June 16, 2022, and a successor period from June 17, 2022 to July 1, 2022. Unless otherwise noted, the quarterly comparisons are the predecessor and successor periods combined as compared to the second quarter ended June 25, 2021.

Therakos® immunology platform, the continued impact of the COVID-19 pandemic to product utilization and continued payer scrutiny on overall specialty pharmaceutical spending.

Mallinckrodt’s Specialty Generics segment reported net sales of $136.0 million in the predecessor period and $26.8 million in the successor period for a total of $162.8 million, as compared to $164.9 million. This reflects a decrease of 1.3% on a reported basis and 1.2% on a constant currency basis, primarily due to a reduction of dosage opioids and controlled substances active pharmaceutical ingredients (API) net sales, offset partially by net sales growth in acetaminophen (APAP).

The Company’s net loss for the second quarter of 2022 included $193.5 million in the predecessor period and $63.7 million in the successor period for an aggregate net loss of $257.2 million, as compared to a net loss of $105.8 million.

Mallinckrodt’s Adjusted EBITDA was $126.0 million in the predecessor period and $30.3 million in the successor period for total Adjusted EBITDA in the second quarter of $156.3 million, as compared to $199.5 million. This reflects a decrease of 21.7%, primarily due to lower net sales, negative impact from foreign currency, investments associated with the launch of StrataGraft® (allogeneic cultured keratinocytes and dermal fibroblasts in murine collagen - dsat) and launch preparedness for terlipressin, partially offset by other reductions in selling, general and administrative (SG&A) expenses and research and development (R&D) expenses as the Company has undertaken specific actions over the past year to reduce the overall cost structure.

The Company’s cash balance at the end of the second quarter was $354.7 million. In addition, Mallinckrodt maintains a new undrawn $200 million accounts receivable financing facility closed in conjunction with emergence and ended the quarter with greater than $550 million in liquidity. Total principal debt outstanding at the end of the second quarter was $3.604 billion, with net debt of $3.249 billion, which differs from the balance sheet due to fresh-start accounting and excludes ongoing annual settlement payments.

Bryan Reasons, EVP and Chief Financial Officer, said, “Having eliminated more than $1.3 billion in debt principal and closed a new $200 million accounts receivable financing facility with the overhang and expense of the opioid litigation now behind us, we have a clear path forward to continue operating the business in a responsible manner and delivering benefits to patients. Looking ahead, we are focused on further reducing debt as we continue enhancing operating efficiencies and generating additional cash through the successful execution of our strategic priorities.”

2022 Financial Guidance

For the full-year 2022, Mallinckrodt expects:

2022 Guidance
Total net sales	$1,875 million to $1,925 million
Total net sales for Specialty Brands segment	$1,250 million to $1,280 million
Total net sales for Specialty Generics segment	$625 million to $645 million
Adjusted EBITDA	$630 million to $660 million

The Company does not provide a reconciliation of forward-looking non-GAAP guidance to the comparable GAAP measures as these items are inherently uncertain and difficult to estimate and cannot be predicted without unreasonable effort. Please see the “Reconciliation of Non-GAAP Financial Guidance” included in this release for a reconciliation of GAAP and non-GAAP financial measures for the second quarter and year to date.

Conference Call and Webcast

Mallinckrodt will hold a conference call today, August 11, 2022, at 8:30 a.m. Eastern Time to discuss the results of its financial performance for the second quarter 2022. The live call and subsequent replay can be accessed as follows:
■Directly via the webcast link (live and replay): https://edge.media-server.com/mmc/p/jzbp7d5r
■At the Company’s website: http://www.mallinckrodt.com/investors

About Mallinckrodt

Mallinckrodt is a global business consisting of multiple wholly owned subsidiaries that develop, manufacture, market and distribute specialty pharmaceutical products and therapies. The Company's Specialty Brands reportable segment's areas of focus include autoimmune and rare diseases in specialty areas like neurology, rheumatology, nephrology, pulmonology, ophthalmology and oncology; immunotherapy and neonatal respiratory critical care therapies; analgesics; cultured skin substitutes and gastrointestinal products. Its Specialty Generics reportable segment includes specialty generic drugs and active pharmaceutical ingredients. To learn more about Mallinckrodt, visit www.mallinckrodt.com.

Mallinckrodt uses its website as a channel of distribution of important company information, such as press releases, investor presentations and other financial information. It also uses its website to expedite public access to time-critical information regarding the Company in advance of or in lieu of distributing a press release or a filing with the U.S. Securities and Exchange Commission (SEC) disclosing the same information. Therefore, investors should look to the Investor Relations page of the website for important and time-critical information. Visitors to the website can also register to receive automatic e-mail and other notifications alerting them when new information is made available on the Investor Relations page of the website.

NON-GAAP FINANCIAL MEASURES

This press release contains financial measures, including adjusted EBITDA, adjusted gross profit, adjusted SG&A, adjusted R&D, net sales growth on a constant-currency basis, and net debt, which are considered "non-GAAP" financial measures under applicable SEC rules and regulations.

Adjusted EBITDA represents net income or loss prepared in accordance with accounting principles generally accepted in the U.S. ("GAAP") and adjusted for certain items that management believes are not reflective of the operational performance of the business. Adjustments to GAAP amounts include, as applicable to each measure, interest expense, net; income taxes; depreciation; amortization; restructuring charges, net; non-restructuring impairment charges; discontinued operations; changes in fair value of contingent consideration obligations; significant legal and environmental charges; separation costs; unrealized gain or loss on equity investment; reorganization items, net; share-based compensation; fresh-start inventory-related expenses; and other items identified by the company.

Segment net sales growth on a constant-currency basis measures the change in segment net sales between current- and prior-year periods using a constant currency, the exchange rate in effect during the applicable prior-year period.

Net debt as of July 1, 2022 represents the total principal debt outstanding of $3.604 billion, less cash of $354.7 million, each as prepared in accordance with GAAP.

The company has provided these adjusted financial measures because they are used by management, along with financial measures in accordance with GAAP, to evaluate the company's operating performance. In addition, the company believes that they will be used by certain investors to measure Mallinckrodt's operating results. Management believes that presenting these adjusted measures provides useful information about the company's performance across reporting periods on a consistent basis by excluding items that the company does not believe are indicative of its core operating performance.

These adjusted measures should be considered supplemental to and not a substitute for financial information prepared in accordance with GAAP. The company's definition of these adjusted measures may differ from similarly titled measures used by others.

Because adjusted financial measures exclude the effect of items that will increase or decrease the company's reported results of operations, management strongly encourages investors to review the company's consolidated financial statements and publicly filed reports in their entirety. A reconciliation of certain of these historical adjusted financial measures to the most directly comparable GAAP financial measures is included in the tables accompanying this release.

Further information regarding non-GAAP financial measures can be found on the Investor Relations page of the company's website.

Predecessor – Successor Presentation

Our financial results for the period June 17, 2022 through July 1, 2022 reflects the Successor period, while the period April 2, 2022 through, and including, June 16, 2022 and the period January 1, 2022 through, and including, June 16, 2022 reflects the Predecessor periods. As a result of the application of fresh-start accounting, our financial statements for periods prior to the Effective Date are not comparable to those for periods subsequent to the Effective Date. Operating results for the Successor and Predecessor periods are not necessarily indicative of the results to be expected for a full fiscal year.

Our results of operations as reported in our unaudited condensed consolidated financial statements for the Successor and Predecessor periods are in accordance with GAAP. The presentation of the combined financial information of the Predecessor and Successor for the three and six months ended July 1, 2022 is not in accordance with GAAP. However, we believe that for purposes of discussion and analysis, the combined financial information is useful for management and investors to assess our ongoing financial and operational performance and trends. Accordingly, in addition to presenting our results of operations as reported in our unaudited condensed consolidated financial statements in accordance with GAAP, certain tables and discussion included within this release also present the combined results for the three and six months ended July 1, 2022.

CAUTIONARY STATEMENTS RELATED TO FORWARD-LOOKING STATEMENTS

Statements in this document that are not strictly historical, including statements regarding future financial condition and operating results, legal, economic, business, competitive and/or regulatory factors affecting Mallinckrodt’s businesses, and any other statements regarding events or developments Mallinckrodt believes or anticipates will or may occur in the future, may be “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve a number of risks and uncertainties.

There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include risks and uncertainties related to, among other things: the effects of the Chapter 11 cases on the liquidity, results of operations and businesses of Mallinckrodt and its subsidiaries; governmental investigations and inquiries, regulatory actions and lawsuits brought against Mallinckrodt by government agencies and private parties with respect to its historical commercialization of opioids, including the agreement set forth in the Plan regarding a global settlement to resolve all opioid-related claims; the settlement set forth in the Plan with governmental parties to resolve certain disputes relating to Acthar Gel; the ability to maintain relationships with Mallinckrodt’s suppliers, customers, employees and other third parties as a result of, and following, the Chapter 11 cases; the possibility that Mallinckrodt may be unable to achieve its business and strategic goals even now that the Plan is successfully consummated; the non-dischargeability of certain claims against Mallinckrodt as part of the bankruptcy process; developing, funding and executing Mallinckrodt’s business plan and continuing as a going concern; Mallinckrodt’s post-bankruptcy capital structure; scrutiny from governments, legislative bodies and enforcement agencies related to sales, marketing and pricing practices; pricing pressure on certain of Mallinckrodt’s products due to legal changes or changes in insurers’ reimbursement practices resulting from recent increased public scrutiny of healthcare and pharmaceutical costs; the impact of the outbreak of the COVID-19 coronavirus; the reimbursement practices of governmental health administration authorities, private health coverage insurers and other third-party payers; complex reporting and payment obligations under the Medicare and Medicaid rebate programs and other governmental purchasing and rebate programs; cost containment efforts of customers, purchasing groups, third-party payers and governmental organizations; changes in or failure to comply with relevant laws and regulations; Mallinckrodt’s and its partners’ ability to successfully develop or commercialize new products or expand commercial opportunities; Mallinckrodt’s ability to navigate price fluctuations; competition; Mallinckrodt’s and its partners’ ability to protect intellectual property rights; limited clinical trial data for Acthar Gel; clinical studies and related regulatory processes; product liability losses and other litigation liability; material health, safety and environmental liabilities; potential indemnification liabilities to Covidien pursuant to the separation and distribution agreement; business development activities; retention of key personnel; the effectiveness of information technology infrastructure including cybersecurity and data leakage risks; customer concentration; Mallinckrodt’s reliance on certain individual products that are material to its financial performance; Mallinckrodt’s ability to receive procurement and production quotas granted by the U.S. Drug Enforcement Administration; complex manufacturing processes; conducting business internationally; Mallinckrodt’s ability to achieve expected benefits from restructuring activities; Mallinckrodt’s significant levels of intangible assets and related impairment testing; labor and employment laws and regulations; natural disasters or other catastrophic events; Mallinckrodt’s substantial indebtedness, its ability to generate sufficient cash to reduce its indebtedness and its potential need and ability to incur further indebtedness; Mallinckrodt’s ability to generate sufficient cash to service indebtedness even now that the prepetition indebtedness has been restructured; restrictions on Mallinckrodt’s operations contained in the agreements governing Mallinckrodt’s indebtedness; Mallinckrodt’s variable rate indebtedness; future changes to U.S. and foreign tax laws or the impact of disputes with governmental tax authorities; and the impact of Irish laws.

The “Risk Factors” section of Mallinckrodt’s most recent Annual Report on Form 10-K and other filings with the SEC identify and describe in more detail the risks and uncertainties to which Mallinckrodt’s businesses are subject. The forward-looking statements made herein speak only as of the date hereof and Mallinckrodt does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise, except as required by law.

CONTACTS
Investor Relations
Daniel J. Speciale
Global Corporate Controller and Chief Investor Relations Officer
314-302-6567
daniel.speciale@mnk.com

Derek Belz
Vice President, Investor Relations
314-654-3950
derek.belz@mnk.com

Media
Michael Freitag / Aaron Palash / Aura Reinhard
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449

Mallinckrodt, the "M" brand mark and the Mallinckrodt Pharmaceuticals logo are trademarks of a Mallinckrodt company. Other brands are trademarks of a Mallinckrodt company or their respective owners. © 2022 08/22.

Exhibit 99.1

MALLINCKRODT PLC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in millions, except per share data)

	Successor		Predecessor
	Period from June 17, 2022 through July 1, 2022		Period from April 2, 2022 through June 16, 2022		Three Months Ended June 25, 2021
		Percent of Net sales		Percent of Net sales		Percent of Net sales
Net sales	$85.0	100.0%	$383.7	100.0%	$546.4	100.0%
Cost of sales	102.2	120.2	266.8	69.5	331.6	60.7
Gross (loss) profit	(17.2)	(20.2)	116.9	32.0	214.8	39.3
Selling, general and administrative expenses	30.3	35.6	122.8	7.4	145.0	26.5
Research and development expenses	6.2	7.3	28.3	0.7	52.8	9.7
Restructuring charges, net	1.1	1.3	2.8	0.7	6.1	1.1
Operating (loss) income	(54.8)	(64.5)	(37.0)	(9.6)	10.9	2.0
Interest expense	(21.1)	(24.8)	(50.4)	(13.1)	(52.4)	(9.6)
Interest income	0.1	0.1	0.2	0.1	—	—
Other income (expense), net	5.9	6.9	(10.5)	(2.7)	11.3	2.1
Reorganization items, net	(3.5)	(4.1)	(587.5)	(153.1)	(109.5)	(20.0)
Loss from continuing operations before income taxes	(73.4)	(86.4)	(685.2)	(178.6)	(139.7)	(25.6)
Income tax benefit	(9.7)	(11.4)	(491.4)	(128.1)	(33.5)	(6.1)
Loss from continuing operations	(63.7)	(74.9)	(193.8)	(50.5)	(106.2)	(19.4)
Income from discontinued operations, net of income taxes	—	—	0.3	0.1	0.4	0.1
Net loss	$(63.7)	(74.9)%	$(193.5)	(50.4)%	$(105.8)	(19.4)%

Basic and diluted loss per share:
Loss from continuing operations	$(4.83)		$(2.29)		$(1.25)
Income from discontinued operations	—		—		—
Net loss	$(4.83)		$(2.28)		$(1.25)
Weighted-average number of shares outstanding
Basic and diluted	13.2		84.8		84.7

MALLINCKRODT PLC
CONSOLIDATED ADJUSTED EBITDA
(unaudited, in millions)

	Successor				Predecessor
	Period from June 17, 2022 through July 1, 2022				Period from April 2, 2022 through June 16, 2022
	Gross (Loss) Profit	SG&A	R&D	Adjusted EBITDA	Gross Profit	SG&A	R&D	Adjusted EBITDA
Net loss	$(17.2)	$30.3	$6.2	$(63.7)	$116.9	$122.8	$28.3	$(193.5)
Adjustments:
Interest expense, net	—	—	—	21.0	—	—	—	50.2
Income taxes	—	—	—	(9.7)	—	—	—	(491.4)
Depreciation	2.2	(0.5)	(0.2)	2.9	14.6	(2.6)	(0.7)	17.9
Amortization	45.5	—	—	45.5	126.0	(0.7)	—	126.7
Restructuring charges, net	—	—	—	1.1	—	—	—	2.8
Income from discontinued operations	—	—	—	—	—	—	—	(0.3)
Change in contingent consideration fair value	—	—	—	—	—	(0.1)	—	0.1
Separation costs (1)	—	(9.2)	—	9.2	—	(7.0)	—	7.0
Unrealized (gain) loss on equity investment	—	—	—	(6.0)	—	—	—	18.5
Reorganization items, net	—	—	—	3.5	—	—	—	587.5
Share-based compensation	—	—	—	—	—	(0.3)	(0.2)	0.5
Fresh-start inventory-related expense (2)	26.5	—	—	26.5	—	—	—	—
As adjusted:	$57.0	$20.6	$6.0	$30.3	$257.5	$112.1	$27.4	$126.0

	Non-GAAP Combined				Predecessor
	Three Months Ended July 1, 2022				Three Months Ended June 25, 2021
	Gross Profit	SG&A	R&D	Adjusted EBITDA	Gross Profit	SG&A	R&D	Adjusted EBITDA
Net loss	$99.7	$153.1	$34.5	$(257.2)	$214.8	$145.0	$52.8	$(105.8)
Adjustments:
Interest expense, net	—	—	—	71.2	—	—	—	52.4
Income taxes	—	—	—	(501.1)	—	—	—	(33.5)
Depreciation	16.8	(3.1)	(0.9)	20.8	17.0	(4.3)	(1.5)	22.8
Amortization	171.5	(0.7)	—	172.2	144.4	(0.8)	—	145.2
Restructuring charges, net	—	—	—	3.9	—	—	—	6.1
Income from discontinued operations	—	—	—	(0.3)	—	—	—	(0.4)
Change in contingent consideration fair value	—	(0.1)	—	0.1	—	(5.3)	—	5.3
Separation costs (1)	—	(16.2)	—	16.2	—	(0.3)	—	0.3
Unrealized loss (gain) on equity investment	—	—	—	12.5	—	—	—	(4.8)
Reorganization items, net	—	—	—	591.0	—	—	—	109.5
Share-based compensation	—	(0.3)	(0.2)	0.5	0.1	(1.9)	(0.4)	2.4
Fresh-start inventory-related expense (2)	26.5	—	—	26.5	—	—	—	—
As adjusted:	$314.5	$132.7	$33.4	$156.3	$376.3	$132.4	$50.9	$199.5
(1)     Represents costs included in selling, general and administrative expenses, primarily related to expenses incurred related to the Predecessor directors and officers' policy and severance for the former CEO of the Predecessor, in addition to professional fees and costs incurred as the Company explores potential sales of non-core assets to enable further deleveraging post-emergence.
(2)     Includes $24.1 million and $2.4 million of inventory fair-value step up expense and fresh-start inventory-related expense related to a change in accounting estimate, respectively, during the period from June 17, 2022 through July 1, 2022.

MALLINCKRODT PLC
SEGMENT OPERATING INCOME
(unaudited, in millions)

	Successor	Predecessor
	Period from June 17, 2022 through July 1, 2022	Period from April 2, 2022 through June 16, 2022	Three Months Ended June 25, 2021
Specialty Brands (1)	$4.5	$102.4	$186.6
Specialty Generics (2)	0.3	30.9	26.9
Segment operating income	4.8	133.3	213.5
Unallocated amounts:
Corporate and unallocated expenses (3)	(0.9)	(15.4)	(25.7)
Depreciation and amortization	(48.4)	(144.6)	(168.1)
Share-based compensation	—	(0.5)	(2.4)
Restructuring charges, net	(1.1)	(2.8)	(6.1)
Separation costs (4)	(9.2)	(7.0)	(0.3)
Operating (loss) income	$(54.8)	$(37.0)	$10.9
(1)Includes $21.3 million of inventory fair-value step up expense during the period from June 17, 2022 through July 1, 2022.
(2)Includes $2.8 million and $2.4 million of inventory fair-value step up expense and fresh-start inventory-related expense related to a change in accounting estimate, respectively, during the period from June 17, 2022 through July 1, 2022.
(3)Includes administration expenses and certain compensation, legal, environmental and other costs not charged to the Company's reportable segments.
(4)Represents costs included in selling, general and administrative expenses, primarily related to expenses incurred related to the Predecessor directors and officers' policy and severance for the former CEO of the Predecessor, in addition to professional fees and costs incurred as the Company explores potential sales of non-core assets to enable further deleveraging post-emergence.

MALLINCKRODT PLC
SEGMENT NET SALES
(unaudited, in millions)

	Successor	Predecessor
	Period from June 17, 2022 through July 1, 2022	Period from April 2, 2022 through June 16, 2022	Three Months Ended June 25, 2021
Specialty Brands	$58.2	$247.7	$381.5
Specialty Generics	26.8	136.0	164.9
Net sales	$85.0	$383.7	$546.4

MALLINCKRODT PLC
SEGMENT NET SALES AND CONSTANT-CURRENCY GROWTH
(unaudited, in millions)

	Non-GAAP Combined	Predecessor
	Three Months Ended July 1, 2022	Three Months Ended June 25, 2021	Percent change	Currency impact	Constant-currency growth
Specialty Brands	$305.9	$381.5	(19.8)%	(0.6)%	(19.2)%
Specialty Generics	162.8	164.9	(1.3)	(0.1)	(1.2)
Net sales	$468.7	$546.4	(14.2)%	(0.4)%	(13.8)%

MALLINCKRODT PLC
SELECT PRODUCT LINE NET SALES
(unaudited, in millions)

	Successor	Predecessor
	Period from June 17, 2022 through July 1, 2022	Period from April 2, 2022 through June 16, 2022	Three Months Ended June 25, 2021
Specialty Brands
Acthar Gel	$27.5	$94.2	$151.5
INOmax	13.5	66.8	105.9
Ofirmev	(0.2)	(0.1)	6.5
Therakos	10.2	49.7	68.5
Amitiza	5.8	33.8	44.8
Other	1.4	3.3	4.3
Specialty Brands Total	58.2	247.7	381.5

Specialty Generics
Opioids	8.7	38.8	53.8
ADHD	1.8	6.8	7.8
Addiction treatment	2.5	14.1	16.0
Other	0.1	2.0	3.6
Generics	13.1	61.7	81.2
Controlled substances	1.7	17.2	25.6
APAP	11.3	50.2	51.7
Other	0.7	6.9	6.4
API	13.7	74.3	83.7
Specialty Generics	26.8	136.0	164.9
Net sales	$85.0	$383.7	$546.4

MALLINCKRODT PLC
SELECT PRODUCT LINE NET SALES AND CONSTANT-CURRENCY GROWTH
(unaudited, in millions)

	Non-GAAP Combined	Predecessor
	Three Months Ended July 1, 2022	Three Months Ended June 25, 2021	Percent change	Currency impact	Constant-currency growth
Specialty Brands
Acthar Gel	$121.7	$151.5	(19.7)%	—%	(19.7)%
INOmax	80.3	105.9	(24.2)	(0.1)	(24.1)
Ofirmev	(0.3)	6.5	(104.6)	—	(104.6)
Therakos	59.9	68.5	(12.6)	(2.9)	(9.7)
Amitiza	39.6	44.8	(11.6)	—	(11.6)
Other	4.7	4.3	9.3	—	9.3
Specialty Brands Total	305.9	381.5	(19.8)	(0.6)	(19.2)

Specialty Generics
Opioids	47.5	53.8	(11.7)	—	(11.7)
ADHD	8.6	7.8	10.3	—	10.3
Addiction treatment	16.6	15.9	4.4	(0.8)	5.2
Other	2.1	3.6	(41.7)	—	(41.7)
Generics	74.8	81.1	(7.8)	(0.1)	(7.7)
Controlled substances	18.9	25.6	(26.2)	—	(26.2)
APAP	61.5	51.7	19.0	—	19.0
Other	7.6	6.5	16.9	—	16.9
API	88.0	83.8	5.0	—	5.0
Specialty Generics	162.8	164.9	(1.3)	(0.1)	(1.2)
Net sales	$468.7	$546.4	(14.2)	(0.4)	(13.8)

MALLINCKRODT PLC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in millions, except per share data)

	Successor		Predecessor
	Period from June 17, 2022 through July 1, 2022		Period from January 1, 2022 through June 16, 2022		Six Months Ended June 25, 2021
		Percent of Net sales		Percent of Net sales		Percent of Net sales
Net sales	$85.0	100.0%	$874.6	100.0%	$1,104.4	100.0%
Cost of sales	102.2	120.2	582.0	66.5	639.2	57.9
Gross (loss) profit	(17.2)	(20.2)	292.6	33.5	465.2	42.1
Selling, general and administrative expenses	30.3	35.6	275.3	31.5	281.0	25.4
Research and development expenses	6.2	7.3	65.5	7.5	119.0	10.8
Restructuring charges, net	1.1	1.3	9.6	1.1	6.5	0.6
Non-restructuring impairment charges	—	—	—	—	64.5	5.8
Losses on divestiture	—	—	—	—	0.8	0.1
Operating loss	(54.8)	(64.5)	(57.8)	(6.6)	(6.6)	(0.6)
Interest expense	(21.1)	(24.8)	(108.6)	(12.4)	(112.0)	(10.1)
Interest income	0.1	0.1	0.6	0.1	1.9	0.2
Other income (expense), net	5.9	6.9	(14.6)	(1.7)	19.4	1.8
Reorganization items, net	(3.5)	(4.1)	(630.9)	(72.1)	(203.0)	(18.4)
Loss from continuing operations before income taxes	(73.4)	(86.4)	(811.3)	(92.8)	(300.3)	(27.2)
Income tax benefit	(9.7)	(11.4)	(497.3)	(56.9)	(49.9)	(4.5)
Loss from continuing operations	(63.7)	(74.9)	(314.0)	(35.9)	(250.4)	(22.7)
Income from discontinued operations, net of income taxes	—	—	0.9	0.1	0.7	0.1
Net loss	$(63.7)	(74.9)%	$(313.1)	(35.8)%	$(249.7)	(22.6)%

Basic and diluted loss per share:
Loss from continuing operations	$(4.83)		$(3.70)		$(2.96)
Income from discontinued operations	—		0.01		0.01
Net loss	$(4.83)		$(3.69)		$(2.95)
Weighted-average number of shares outstanding:
Basic and diluted	13.2		84.8		84.7

MALLINCKRODT PLC
CONSOLIDATED ADJUSTED EBITDA
(unaudited, in millions)

	Successor				Predecessor
	Period from June 17, 2022 through July 1, 2022				Period from January 1, 2022 through June 16, 2022
	Gross Profit	SG&A	R&D	Adjusted EBITDA	Gross Profit	SG&A	R&D	Adjusted EBITDA
Net loss	$(17.2)	$30.3	$6.2	$(63.7)	$292.6	$275.3	$65.5	$(313.1)
Adjustments:
Interest expense, net	—	—	—	21.0	—	—	—	108.0
Income tax benefit	—	—	—	(9.7)	—	—	—	(497.3)
Depreciation	2.2	(0.5)	(0.2)	2.9	32.7	(5.7)	(1.6)	40.0
Amortization	45.5	—	—	45.5	280.2	(1.6)	—	281.8
Restructuring charges, net	—	—	—	1.1	—	—	—	9.6
Income from discontinued operations	—	—	—	—	—	—	—	(0.9)
Significant legal and environmental charges	—	—	—	—	—	(11.1)	—	11.1
Separation costs (1)	—	(9.2)	—	9.2	—	(9.0)	—	9.0
Unrealized (gain) loss on equity investment	—	—	—	(6.0)	—	—	—	22.2
Reorganization items, net	—	—	—	3.5	—	—	—	630.9
Share-based compensation	—	—	—	—	0.1	(1.3)	(0.3)	1.7
Fresh-start inventory-related expense (2)	26.5	—	—	26.5	—	—	—	—
As adjusted:	$57.0	$20.6	$6.0	$30.3	$605.6	$246.6	$63.6	$303.0

	Non-GAAP Combined				Predecessor
	Six Months Ended July 1, 2022				Six Months Ended June 25, 2021
	Gross Profit	SG&A	R&D	Adjusted EBITDA	Gross Profit	SG&A	R&D	Adjusted EBITDA
Net loss	$275.4	$305.6	$71.7	$(376.8)	$465.2	$281.0	$119.0	$(249.7)
Adjustments:
Interest expense, net	—	—	—	129.0	—	—	—	110.1
Income tax benefit	—	—	—	(507.0)	—	—	—	(49.9)
Depreciation	34.9	(6.2)	(1.8)	42.9	34.9	(9.1)	(3.1)	47.1
Amortization	325.7	(1.6)	—	327.3	288.8	(1.7)	—	290.5
Restructuring charges, net	—	—	—	10.7	—	—	—	6.5
Non-restructuring impairment charges	—	—	—	—	—	—	—	64.5
Income from discontinued operations	—	—	—	(0.9)	—	—	—	(0.7)
Change in contingent consideration fair value	—	—	—	—	—	5.5	—	(5.5)
Significant legal and environmental charges	—	(11.1)	—	11.1	—	—	—	—
Losses on divestiture	—	—	—	—	—	—	—	0.8
Separation costs (1)	—	(18.2)	—	18.2	—	(0.9)	—	0.9
Unrealized loss (gain) on equity investment	—	—	—	16.2	—	—	—	(11.7)
Reorganization items, net	—	—	—	634.4	—	—	—	203.0
Share-based compensation	0.1	(1.3)	(0.3)	1.7	0.3	(4.7)	(1.0)	6.0
Fresh-start inventory-related expense (2)	26.5	—	—	26.5	—	—	—	—
As adjusted:	$662.6	$267.2	$69.6	$333.3	$789.2	$270.1	$114.9	$411.9
(1)     Represents costs included in selling, general and administrative expenses, primarily related to expenses incurred related to the Predecessor directors and officers' policy and severance for the former CEO of the Predecessor, in addition to professional fees and costs incurred as the Company explores potential sales of non-core assets to enable further deleveraging post-emergence.
(2)     Includes $24.1 million and $2.4 million of inventory fair-value step up expense and fresh-start inventory-related expense related to a change in accounting estimate, respectively, during the period from June 17, 2022 through July 1, 2022.

MALLINCKRODT PLC
SEGMENT OPERATING INCOME
(unaudited, in millions)

	Successor	Predecessor
	Period from June 17, 2022 through July 1, 2022	Period from January 1, 2022 through June 16, 2022	Six Months Ended June 25, 2021
Specialty Brands (1)	$4.5	$267.2	$398.7
Specialty Generics (2)	0.3	65.3	58.6
Segment operating income	4.8	332.5	457.3
Unallocated amounts:
Corporate and unallocated expenses (3)	(0.9)	(48.2)	(48.3)
Depreciation and amortization	(48.4)	(321.8)	(337.7)
Share-based compensation	—	(1.7)	(6.0)
Restructuring charges, net	(1.1)	(9.6)	(6.5)
Non-restructuring impairment charges	—	—	(64.5)
Separation costs (4)	(9.2)	(9.0)	(0.9)
Operating loss	$(54.8)	$(57.8)	$(6.6)
(1)Includes $21.3 million of inventory fair-value step up expense during the period from June 17, 2022 through July 1, 2022.
(2)Includes $2.8 million and $2.4 million of inventory fair-value step up expense and fresh-start inventory-related expense related to a change in accounting estimate, respectively, during the period from June 17, 2022 through July 1, 2022.
(3)Includes administration expenses and certain compensation, legal, environmental and other costs not charged to the Company's reportable segments.
(4)Represents costs included in selling, general and administrative expenses, primarily related to expenses incurred related to the Predecessor directors and officers' policy and severance for the former CEO of the Predecessor, in addition to professional fees and costs incurred as the Company explores potential sales of non-core assets to enable further deleveraging post-emergence.

MALLINCKRODT PLC
SEGMENT NET SALES
(unaudited, in millions)

	Successor	Predecessor
	Period from June 17, 2022 through July 1, 2022	Period from January 1, 2022 through June 16, 2022	Six Months Ended June 25, 2021
Specialty Brands	$58.2	$587.1	$789.9
Specialty Generics	26.8	287.5	314.5
Net sales	$85.0	$874.6	$1,104.4

MALLINCKRODT PLC
SEGMENT NET SALES AND CONSTANT-CURRENCY GROWTH
(unaudited, in millions)

	Non-GAAP Combined	Predecessor
	Six Months Ended July 1, 2022	Six Months Ended June 25, 2021	Percent change	Currency impact	Constant-currency growth
Specialty Brands	$645.3	$789.9	(18.3)%	(0.4)%	(17.9)%
Specialty Generics	314.3	314.5	(0.1)%	—	(0.1)
Net sales	$959.6	$1,104.4	(13.1)%	(0.3)%	(12.8)%

MALLINCKRODT PLC
SELECT PRODUCT LINE NET SALES
(unaudited, in millions)

	Successor	Predecessor
	Period from June 17, 2022 through July 1, 2022	Period from January 1, 2022 through June 16, 2022	Six Months Ended June 25, 2021
Specialty Brands
Acthar Gel	$27.5	$221.9	$280.5
INOmax	13.5	165.8	239.9
Ofirmev	(0.2)	2.5	19.3
Therakos	10.2	109.6	135.3
Amitiza	5.8	81.5	106.2
Other	1.4	5.8	8.7
Specialty Brands Total	58.2	587.1	789.9

Specialty Generics
Opioids	8.7	88.8	108.5
ADHD	1.8	17.5	16.1
Addiction treatment	2.5	30.0	32.4
Other	0.1	4.9	5.5
Generics	13.1	141.2	162.5
Controlled substances	1.7	37.6	43.0
APAP	11.3	96.5	97.2
Other	0.7	12.2	11.8
API	13.7	146.3	152.0
Specialty Generics	26.8	287.5	314.5
Net sales	$85.0	$874.6	$1,104.4

MALLINCKRODT PLC
SELECT PRODUCT LINE NET SALES AND CONSTANT-CURRENCY GROWTH
(unaudited, in millions)

	Non-GAAP Combined	Predecessor
	Six Months Ended July 1, 2022	Six Months Ended June 25, 2021	Percent change	Currency impact	Constant-currency growth
Specialty Brands
Acthar Gel	$249.4	$280.5	(11.1)%	—%	(11.1)%
INOmax	179.3	239.9	(25.3)	(0.1)	(25.2)
Ofirmev	2.3	19.3	(88.1)	—	(88.1)
Therakos	119.8	135.3	(11.5)	(2.3)	(9.2)
Amitiza	87.3	106.2	(17.8)	—	(17.8)
Other	7.2	8.7	(17.2)	—	(17.2)
Specialty Brands Total	645.3	789.9	(18.3)	(0.4)	(17.9)

Specialty Generics
Opioids	97.5	108.5	(10.1)	—	(10.1)
ADHD	19.3	16.1	19.9	—	19.9
Addiction treatment	32.5	32.4	0.3	(0.4)	0.7
Other	5.0	5.5	(9.1)	—	(9.1)
Generics	154.3	162.5	(5.0)	(0.1)	(4.9)
Controlled substances	39.3	43.0	(8.6)	—	(8.6)
APAP	107.8	97.2	10.9	—	10.9
Other	12.9	11.8	9.3	—	9.3
API	160.0	152.0	5.3	—	5.3
Specialty Generics	314.3	314.5	(0.1)	—	(0.1)
Net sales	$959.6	$1,104.4	(13.1)%	(0.3)%	(12.8)%

MALLINCKRODT PLC
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in millions)

	Successor	Predecessor
	July 1, 2022	December 31, 2021
Assets
Current Assets:
Cash and cash equivalents	$354.7	$1,345.0
Accounts receivable, net	370.4	439.1
Inventories	1,201.2	347.2
Prepaid expenses and other current assets	344.2	178.3
Total current assets	2,270.5	2,309.6
Property, plant and equipment, net	448.2	776.0
Intangible assets, net	3,106.7	5,448.4
Deferred income taxes	459.8	—
Other assets	200.7	382.3
Total Assets	$6,485.9	$8,916.3

Liabilities and Shareholders' Equity
Current Liabilities:
Current maturities of long-term debt	$44.1	$1,388.9
Accounts payable	89.4	123.0
Accrued payroll and payroll-related costs	63.9	84.6
Accrued interest	21.2	17.0
Acthar Gel-Related Settlement	16.5	—
Opioid-Related Litigation Settlement liability	200.0	—
Accrued and other current liabilities	326.5	328.7
Total current liabilities	761.6	1,942.2
Long-term debt	3,025.5	—
Acthar Gel-Related Settlement	67.2	—
Opioid-Related Litigation Settlement liability	307.6	—
Pension and postretirement benefits	54.8	30.1
Environmental liabilities	37.2	43.0
Deferred income taxes	1.4	20.9
Other income tax liabilities	14.0	83.2
Other liabilities	78.4	85.8
Liabilities subject to compromise	—	6,397.7
Total Liabilities	4,347.7	8,602.9
Shareholders' Equity:
Preferred shares	—	—
Ordinary shares	0.1	18.9
Ordinary shares held in treasury at cost	—	(1,616.1)
Additional paid-in capital	2,203.5	5,597.8
Retained deficit	(63.7)	(3,678.9)
Accumulated other comprehensive loss	(1.7)	(8.3)
Total Shareholders' Equity	2,138.2	313.4
Total Liabilities and Shareholders' Equity	$6,485.9	$8,916.3

MALLINCKRODT PLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in millions)

	Successor	Predecessor
	Period from June 17, 2022 through July 1, 2022	Period from January 1, 2022 through June 16, 2022	Six Months Ended June 25, 2021
Cash Flows From Operating Activities:
Net loss	$(63.7)	$(313.1)	$(249.7)
Adjustments to reconcile net cash from operating activities:
Depreciation and amortization	48.4	321.8	337.6
Share-based compensation	—	1.7	6.0
Deferred income taxes	(6.4)	(473.0)	(13.2)
Non-cash impairment charges	—	—	64.5
Reorganization items, net	—	425.4	15.7
Other non-cash items	1.6	35.3	(15.5)
Changes in assets and liabilities:
Accounts receivable, net	17.0	49.8	89.0
Inventories	24.6	(33.2)	(14.3)
Accounts payable	(11.7)	(3.6)	(2.3)
Income taxes	(4.1)	(26.9)	22.8
Acthar-Gel-Related Settlement	—	—	(3.2)
Payments of claims	—	(629.0)	—
Other	(21.2)	2.5	86.6
Net cash from operating activities	(15.5)	(642.3)	324.0
Cash Flows From Investing Activities:
Capital expenditures	(3.7)	(33.4)	(29.2)
Proceeds from divestitures, net of cash	65.0	—	15.7
Other	—	0.4	0.3
Net cash from investing activities	61.3	(33.0)	(13.2)
Cash Flows From Financing Activities:
Issuance of external debt	—	650.0	—
Repayment of external debt	(1.7)	(904.6)	(123.5)
Debt financing costs	—	(24.1)	—
Net cash from financing activities	(1.7)	(278.7)	(123.5)
Effect of currency rate changes on cash	(0.2)	(3.9)	0.3
Net change in cash, cash equivalents and restricted cash	43.9	(957.9)	187.6
Cash, cash equivalents and restricted cash at beginning of period	447.3	1,405.2	1,127.0
Cash, cash equivalents and restricted cash at end of period	$491.2	$447.3	$1,314.6

Cash and cash equivalents at end of period	$354.7	$297.9	$1,254.9
Restricted cash included in prepaid expenses and other current assets at end of period	100.1	113.0	23.4
Restricted cash included in other long-term assets at end of period	36.4	36.4	36.3
Cash, cash equivalents and restricted cash at end of period	$491.2	$447.3	$1,314.6